K&L GATES                         Kirkpatrick & Lockhart Preston Gates Ellis LLP
                                  1601 K Street, NW
                                  Washington, DC  20006-1600

                                  T 202.778.9000  www.klgates.com




                                December 12, 2007



Neuberger Berman Real Estate Securities Income Fund Inc.
605 Third Avenue
New York, New York 10158

Ladies and Gentlemen:

      We have acted as counsel to Neuberger Berman Real Estate Securities Income Fund Inc., a Maryland corporation (the "Company" and "Acquiring Fund"), in connection with the filing with the Securities and Exchange Commission ("SEC") of the registration statement on Form N-14, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"), registering the Common Stock, par value $0.0001 per share (the "Common Shares"), and the Series A, Series B, Series C, Series D, Series E, Series F, Series G and Series H auction preferred shares, par value $0.0001 (the "Preferred Shares"), of the Company to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement") adopted by the Acquiring Fund and Neuberger Berman Realty Income Fund Inc. (the "Acquired Fund"). The Agreement provides for the transfer of the Acquired Fund's assets to and the assumption of the Acquired Fund's liabilities by the Acquiring Fund in exchange solely for a number of Common Shares and Preferred Shares determined in the manner specified in the Agreement, such Common Shares and Preferred Shares to be distributed to the Acquired Fund's shareholders upon the subsequent liquidation of the Acquired Fund.

      You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Agreement, the form of articles supplementary (the "Articles Supplementary") and articles of amendment (the "Articles of Amendment") relating to the Preferred Shares to be issued pursuant to the Agreement, the Company's Articles of Incorporation, as amended (the "Charter"), and By-laws, and the corporate action of the Company that provides for the issuance of the Common Shares and Preferred Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, upon issuance of the Common Shares and Preferred Shares pursuant to the Registration Statement, the number of issued Common Shares and the number of issued Preferred Shares of each series will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.

      Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States and the laws of the State of Maryland that, in our experience,

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K&L GATES

Neuberger Berman Real Estate Securities Income Fund Inc.
December 12, 2007
Page 2


generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Common Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Company; and

      2. When the Articles Supplementary and Articles of Amendment have been duly executed on behalf of the Company and have been filed with and accepted for record by the Maryland State Department of Assessments and Taxation, the Preferred Shares to be issued pursuant to the Registration Statement will have been duly authorized for issuance by the Company; and

      3. When issued and paid for upon the terms provided in the Agreement, the Common Shares and Preferred Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

      This opinion is rendered solely in connection with the filing of the Registration Statement and supersedes our previous opinion, dated October 26, 2007, in connection with the issuance of the Common Shares and Preferred Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                              Very truly yours,



                              /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP